[Logo]                                                     Terra Industries Inc.
                                                               600 Fourth Street
TERRA                                                              P.O. Box 6000
                              Exhibit 99.1             Sioux City, IA 51102-6000
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


           TERRA NITROGEN COMPANY, L.P. REPORTS SECOND QUARTER RESULTS

Sioux City, Iowa (July 31, 2003)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported a net loss of $44.8 million, or $2.37 per limited partnership unit, on revenues of $118.1 million for the second quarter ended June 30, 2003. This compares with net income of $3.0 million, or $.16 per unit, on revenues of $104.9 million for the 2002 second quarter. For the first six months of 2003 the net loss was $51.8 million, or $2.75 per unit, on revenues of $189.1 million. This compares to net income of $5.3 million, or $.28 per unit, on revenues of $162.3 million in the 2002 first half.

The 2003 second quarter and first half results include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark. long-term assets. TNCLP reported on June 26, 2003, that the Blytheville facility's production would be suspended because of continuing high natural gas costs and the seasonal decline in nitrogen fertilizer demand and prices. TNCLP's general partner subsequently concluded that future market conditions may not justify ongoing investment in the maintenance and replacement capital required to operate the Blytheville facility for its estimated useful life. Consequently, the impairment charge represents the carrying value of the Blytheville facility's long-term assets that may not be realized from on-going operations. TNCLP's general partner continues to evaluate how the Blytheville facility can be operated over the next few years.

TNCLP's natural gas unit costs for the 2003 second quarter, net of about $.8 million of cost increases due to forward purchasing contracts, were 73 percent higher than those incurred in the 2002 second quarter. This increase was due to lower industry-wide natural gas inventories. TNCLP's second quarter 2003 nitrogen solutions and ammonia sales volumes as compared to the 2002 second quarter were 23 and 36 percent lower, respectively. Urea sales volumes increased by 11 percent over those of the comparable 2002 period. The lower overall sales volumes were due primarily to the effects weather had on the 2002-2003 fertilizer year as compared to the prior fertilizer year. Nitrogen solutions, ammonia and urea selling prices for the 2003 second quarter were 44, 59 and 50 percent higher, respectively, than 2002 second quarter prices. The higher prices reflect lower ammonia and other nitrogen product supplies in response to higher gas costs.

TNCLP's forward purchase contracts at July 1, 2003, fixed prices for about 19 percent of its next 12 months' natural gas requirements at about $2.5 million above the published forward market prices at that date.

The reasons for the changes between TNCLP's 2003 and 2002 first half sales volumes and selling prices are essentially the same as those for the respective second quarters. Natural gas unit costs for the 2003 first half, net of about $3.9 million of cost reductions realized from forward purchasing contracts, were 88 percent higher than those incurred in the 2002 first half.

TNCLP announced that there would be no cash distribution for the quarter ended June 30, 2003. Cash distributions depend on TNCLP's earnings, which are driven primarily by product selling prices, sales volumes, natural gas costs and production levels, as well as working capital requirements and capital expenditures. TNCLP's quarterly earnings are usually highest in the quarter ending June 30 due to the seasonal demand for fertilizer.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)


                          TERRA NITROGEN COMPANY, L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per-unit amounts)

                                                     Three Months Ended                   Six Months Ended
                                                           June 30                             June 30
                                            -------------------------------        -----------------------------
                                                  2003              2002              2003               2002
                                            --------------       ----------        -----------      ------------

Product revenues                            $      117,977       $  104,529        $   188,832      $    161,638
Other income                                           172              364                254               655
                                            --------------       ----------        -----------      ------------

        Total revenues                             118,149          104,893            189,086           162,293
                                            --------------       ----------        -----------      ------------

Cost of goods sold                                 116,571           95,919            189,231           145,717
Depreciation and amortization                        3,319            3,279              6,620             6,547
                                            --------------       ----------        -----------      ------------

        Total cost of sales                        119,890           99,198            195,851           152,264
                                            --------------       ----------        -----------      ------------

        Total gross profit                          (1,741)           5,695             (6,765)           10,029

Operating expenses                                   2,476            2,649              4,495             4,644
Impairment of long-lived assets                     40,655               --             40,655                --
Interest expenses--net                                 (56)              21                (66)              124
                                            --------------       ----------        -----------      ------------

        Net income (loss)                   $      (44,816)      $    3,025        $   (51,849)     $      5,261
                                            ==============       ==========        ===========      ============

Earnings per limited partnership unit       $        (2.37)      $     0.16        $     (2.75)     $       0.28
                                            ==============       ==========        ===========      ============



The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.



NITROGEN VOLUMES AND PRICES
                                  2003                           2002
                       --------------------------     --------------------------
                          Sales          Average         Sales          Average
QUARTER TO DATE          Volumes       Unit Price       Volumes       Unit Price
                       (000 tons)        ($/ton)      (000 tons)        ($/ton)
                       ----------        -------      ----------        -------

Ammonia                     82             253            129             159
UAN                        638             102            825              71
Urea                       135             171            122             114

                                  2003                           2002
                       --------------------------     --------------------------
                          Sales          Average         Sales          Average
YEAR TO DATE             Volumes       Unit Price       Volumes       Unit Price
                       (000 tons)        ($/ton)      (000 tons)        ($/ton)
                       ----------        -------      ----------        -------

Ammonia                    132             240            204             150
UAN                      1,076              95          1,245              68
Urea                       237             163            242             109


                          TERRA NITROGEN COMPANY, L.P.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                                     June 30
                                                                     -----------               -----------
                                                                         2003                      2002
                                                                     -----------               -----------
ASSETS
       Cash and short-term investments                               $        10               $    11,125
       Accounts receivable                                                30,519                    28,781
       Inventories                                                        24,520                    21,891
       Other current assets                                                2,282                     2,744
                                                                     -----------               -----------

              Total current assets                                        57,331                    64,541

       Property, plant and equipment, net                                 95,495                   130,850
       Other assets                                                        5,144                     7,593
                                                                     -----------               -----------

             Total assets                                            $   157,970               $   202,983
                                                                     ===========               ===========


LIABILITIES
       Short-term note and current of portion long-term debt         $     7,096               $        53
       Accounts payable and accrued liabilities                           27,594                    14,873
                                                                     -----------               -----------
              Total current liabilities                                   34,690                    14,925

       Long-term debt                                                      8,304                     8,362
       Other liabilities                                                   6,816                     5,316
                                                                     -----------               -----------

              Total liabilities                                           49,810                    28,603

       PARTNERS' EQUITY                                                  108,160                   174,380
                                                                     -----------               -----------

              Total liabilities and partners' equity                 $   157,970               $   202,983
                                                                     ===========               ===========
